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                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 77 to Registration No. 2-14677 on Form N-1A of our report dated January 9, 2004, on the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund, included in the fund's 2003 Annual Report to Shareholders.


ERNST & YOUNG LLP
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Ernst & Young LLP

Boston, Massachusetts
March 24, 2004